Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to The 2006 Long-Term Incentive Plan of Alesco Financial Inc. of our report dated June 9, 2006, with respect to the consolidated financial statements and schedules of Alesco Financial Trust included in the Sunset Financial Resources, Inc, Proxy (Schedule 14A), filed with the Securities and Exchange Commission on September 8, 2006.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 25, 2007